UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2011

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

California	0-10673	95-3547611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited III, a California limited partnership (the “Partnership”) held a 98% limited partnership interest in Village Apartment, Ltd., a Tennessee limited partnership (“Village”). On May 18, 2011, the Partnership assigned all of its limited partnership interest in Village to Helen Ayers, an affiliate of the operating general partner of Village.  The Partnership believes that the Village’s liabilities exceed the fair value of the property.  In addition, the Village faces foreclosure as the lender has issued an acceleration notice on the Village’s mortgage.  As a result, the Partnership did not receive any proceeds for the assignment.  The Partnership’s investment balance in Village was zero at March 31, 2011 and December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 24, 2011